EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Reed’s, Inc.

We consent to the incorporation by reference in the previously filed Registration Statements of Reed’s, Inc. on Form S-3 (Nos. 333- 212206, 333-218679, 333-220184, 333-223037, 333-229105, 333-172614, 333-164965), Form S-1 (No. 333-221059) and Form S-8 (Nos. 333-203469, 333-222741 and 333-178623) of our report, dated April 1 2019, appearing in the annual report on Form 10K for the years ended December 31, 2018 and 2017.

WEINBERG& COMPANY, P.A.

Los Angeles, California
April 1, 2019